Exhibit 21

MasTec, Inc.
AFFILIATED ENTITIES
December 31, 2015
NORTH AMERICA

Big Country Energy Services, Inc. (Canada)	(100% by MasTec Canadian Holdco ULC (Canada) (100% owned by MasTec Cooperateif (UA))

Big Country Energy Services LLC. (US) (CO)	(100% owned by MasTec North America, Inc.(FL))

Big Country Midstream Projects, Inc. (Canada)	(100% owned by MasTec Canadian Holdco ULC)

Bottom Line Services, LLC (DE)	(94% owned by MasTec North America, Inc.) (6% owned by Alan Roberts)

Dynamic Tower Services, Inc. (LA)	(100% owned by MasTec North America, Inc.)

EC Source Services, LLC (FL)	(100% owned by MasTec, Inc.)

Fabcor Inc. (Canadian) fka Fabcor Pipelines BC Inc	(100% owned by Big Country Energy Services, Inc.)

MasTec Network Solutions, LLC f/k/a Nsoro MasTec, LLC (FL)	(100% owned by MasTec, Inc.)

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Canadian Holdco ULC (Canada)	(100% owned by MasTec Cooperateif (UA))

MasTec Power Corp. (FL)	100% owned by MasTec, Inc. (FL)

MasTec Pipeline Holdings, LLC (FL)	100% owned by MasTec, Inc. (FL)

MasTec TPP, LLC (FL)	100% owned by MasTec Pipeline Holdings, LLC (FL)
Trans-Pecos Pipeline, LLC	(33% owned by MasTec TPP, LLC) (16% owned by Energy Transfer Mexicana, LLC) (51% owned by Carso Energy Corp.)

MasTec Comanche, LLC (FL)	100% owned by MasTec Pipeline Holdings, LLC (FL)
Comanche Trail Pipeline, LLC	(33% owned by MasTec Comanche, LLC) (16% owned by Energy Transfer Mexicana, LLC) (51% owned by Carso Energy Corp.)

Pacer Construction Corporation (FL)	(100% owned by MasTec, Inc.)

Pacer Construction Holdings Corporation (PCHC) (Canada)	(amalgamated with 1828200 Alberta Ltd. on January 1, 2015) (100% owned by MasTec Canadian Holdco ULC) (100% owned by MasTec Cooperateif (UA))

Pacer Foundations Corporation (PFC)	(100% owned by PCHC)
Pacer Foundations Construction Corporation	(100% owned by PFC)
Pacer Construction Corporation	(100% owned by PCHC)
Pacer Construction Management Corporation	(100% owned by PCHC)
Pacer Projects Corporation	(100% owned by PCHC)
Pacer Mamisiwin Corporation (PMC)	(100% owned by PCHC)
Pacer Mamisiwin Construction Corporation	(100% owned by PMC)
Pacer Newfoundland and Labrador Corporation	(100% owned by PCHC)

Patch Point Energy Services LTD. (Canada)	(100% owned by MasTec Canadian Holdco ULC. (Canada) (amalgamated with BC Acquisition 2, LTD. on Jan. 1, 2015) (100% owned by MasTec Cooperateif (UA))

Precision Acquisition, LLC (WI)	(100% owned by MasTec, Inc.)

Precision Pipeline LLC (WI)	(100% owned by Precision Acquisition, LLC)

Pumpco, Inc. (TX)	(100% owned by MasTec North America, Inc.)

Wanzek Construction, Inc. (ND)	(100% owned by MasTec North America, Inc.)

WesTower Communications, LLC (FL)	(100% owned by MasTec Network Solutions, LLC (FL))
Certain other affiliates have been omitted because, in the aggregate, they would not constitute a significant subsidiary.